                                                                    EXHIBIT (11)

                  DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                      COMPUTATIONS OF PER SHARE EARNINGS

                     (In Millions, Except Per Share Data)

                                                                Three Months Ended                   Twelve Months Ended
                                                      ------------------------------------- -------------------------------------
                                                          MAY 4, 1996      April 29, 1995       MAY 4, 1996      April 29, 1995
                                                      ------------------ ------------------ ------------------ ------------------
                                                       EARNINGS   SHARES  Earnings   Shares  EARNINGS   SHARES  Earnings   Shares
                                                      ---------- ------- ---------- ------- ---------- ------- ---------- -------
Primary Computations
- --------------------

Net earnings..........................................   $  41              $  11              $ 341              $ 406
Less: Dividend requirements on ESOP
 preferred stock, net of tax benefit on
 unallocated shares...................................      (5)                (4)               (20)               (18)
                                                         -----              -----              -----              -----
Adjusted net earnings.................................   $  36              $   7              $ 321              $ 388
                                                         =====              =====              =====              =====

Average common shares outstanding.....................             72.0               71.7               71.9               71.5

Average number of common share equivalents:
  Stock options.......................................              0.3                0.1                0.2                0.2

  Performance shares..................................              0.3                0.3                0.3                0.3
                                                                   ----               ----               ----               ----
Adjusted common equivalent shares
 outstanding-primary..................................             72.6               72.1               72.4               72.0
                                                                   ====               ====               ====               ====


PRIMARY EARNINGS PER SHARE............................   $0.50              $0.10              $4.43              $5.38
                                                         =====              =====              =====              =====


Fully Diluted Computations
- --------------------------

Net earnings..........................................   $  41              $  11              $ 341              $ 406
Less: Earnings impact of assumed ESOP
 preferred share conversion, net of tax benefit
 on unallocated shares................................      (3)                (3)               (14)               (13)
                                                         -----              -----              -----              -----
Adjusted net earnings.................................   $  38              $   8              $ 327              $ 393
                                                         =====              =====              =====              =====

Average common and common equivalent
 shares-primary.......................................             72.6               72.1               72.4               72.0
Additional common share equivalents
 attributable to application of the treasury
 stock method.........................................              0.2                0.1                  -                  -
Assumed conversion of ESOP preferred shares...........              4.0                4.1                4.1                4.2
                                                                   ----               ----               ----               ----
Adjusted common equivalent shares
 outstanding-fully diluted............................             76.8               76.3               76.5               76.2
                                                                   ====               ====               ====               ====

FULLY DILUTED EARNINGS PER SHARE......................   $0.49              $0.10              $4.27              $5.16
                                                         =====              =====              =====              =====

AVERAGE ALLOCATED ESOP PREFERRED
 SHARES OUTSTANDING (IN MILLIONS).....................              2.9                2.3                2.7                2.1
                                                                   ====               ====               ====               ====